United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 14, 2013

Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.

 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

With the Company’s focus on growing its urgent care business, effective August 13, 2013, Erik J. Cooper, Eric Click, Thomas P. Meola, Tailor Made Business Solutions, PLLC, Dr. Michael Blumhoff and the Company entered into a “Transition Agreement” whereby management of the Company was transferred to Dr. Michael Blumhoff who is, and has been, since inception, the CEO of the Company’s operating company,  OneHealth Urgent Care, Inc..  Pursuant to the Transition Agreement, Messrs. Cooper, Click and Meola resigned from their positions as officers and directors of the Company and Dr. Blumhoff was appointed as the sole officer of the Company.  Messrs. Cooper, Click and Meola (through Tailor Made Business Solutions, PLLC) agreed to terminate their employment agreements with the Company upon receipt of payments of $54,165.32; $37,500; and $16,500 respectfully.  In addition, Mr. Meola agreed to return to the Company 2,000,000 shares of previously issued Company common stock.  The Parties to the  Transition Agreement agreed to mutually release each other for claims arising out of their employment and affiliation with the Company and Dr. Blumhoff and the Company agreed to indemnify, defend and hold harmless Erik J. Cooper, Eric Click, Thomas P. Meola, and Tailor Made Business Solutions, PLLC from all claims arising from their employment or affiliation with the Company.

Item 5.01 Change in Control of Registrant

See Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers

See Item 1.01 above.

On August 14, 2013, the Company received the resignations of Erik J. Cooper, Eric Click, Thomas P. Meola, Jean Rice and Joel V. Brill as officers and directors of the Company.  The resignations were not because of any disagreements with the Company on matters relating to its operations, policies and practices.

On August 14, 2013, Dr. Michael Blumhoff, a current director of the Company, was appointed as Chairman of our Board of Directors and as the sole officer of the Company.

Dr. Michael Blumhoff, MD

Dr. Blumhoff has been operating urgent care clinics since 2002.  He has served as OneHealth Urgent Care, Inc.’s CEO since September 3, 2012, which is the date that OneHealth Urgent Care acquired Alliance Urgent Care.  Dr. Blumhoff was a founder of Alliance Urgent care and has served since its inception on March 7, 2007, as the President, CEO and acting medical director of Alliance Urgent Care, an Arizona based urgent care company.  Dr. Blumhoff’s duties include oversight of all aspects of the business including physician management, business expansion, clinical and financial efficiencies, quality improvement and quality assurance projects, especially as they pertain to laboratory and radiologic practices in the urgent care setting.  In 5 years, Dr. Blumhoff has grown the business to 7 operating centers.  It is a testament to his established efficiencies that his success with Alliance Urgent Care has been achieved with no capital funding and minimal debt.

Prior to Dr. Blumhoff’s work with Alliance Urgent Care, he was the medical director for a large, national urgent care company from November 2002 through September 2006 where he oversaw physician management and all clinic processes and helped manage business growth from 5 to over 26 clinics in 4 years.  It was here that his business side of medicine was cultivated, constantly working to maximize efficiencies in patient care while maximizing positive outcomes.  He oversaw all quality improvement projects, which focused on patient driven outcomes as a means to reduce clinic liability and ensure the delivery of high quality patient care.

Dr. Blumhoff obtained his medical degree from Stritch School of Medicine at Loyola University in Chicago.  He completed his residency in Family Medicine at St. Joseph’s Hospital and Medical Center in Phoenix, AZ.  His leadership skills were quickly recognized by peers and faculty and he was appointed the chief resident position during his third year.

Dr. Blumhoff is a board certified Family Physician, a certified Medical Review Officer, a member of the American Academy of Family Physicians, the American College of Physician Executives, and the Urgent Care Association of America.

As of the date of this Report, the officers and directors of the Company are as follows:

Sole Officer:                  Dr. Michael Blumhoff

Directors:                      Dr. Michael Blumhoff (Chairman)
       Noel Guillama

Item 8.01  Other Events

On August 8, 2013, Capital Group Holdings, Inc. and its wholly owned subsidiary, OneHealth Urgent Care, Inc. (“OneHealth”) filed a complaint in the Superior Court of the State of Arizona, County of Maricopa (Case #:  CV2013-010690) (“Complaint”) naming the following defendants: R. Michael Blumhoff Jr., M.D. (“Blumhoff”), Day Barnes Blumhoff, Alliance Urgent Care, PLLC, an Arizona professional limited liability company, MCS Ventures I, P.C., an Arizona professional corporation, MCS Ventures II, P.C., an Arizona professional corporation, MCS Ventures III, P.C., an Arizona professional corporation, MCS Ventures IV, P.C., an Arizona professional corporation, MCS Ventures V, P.C., an Arizona professional corporation, MCS Ventures VI, P.C., an Arizona professional corporation, MCS Ventures VII, P.C., an Arizona professional corporation (collectively, “MCS Ventures I-VII”), and Comerica Bank, N.A., a chartered commercial bank doing business in Maricopa County, Arizona.  The Complaint sought compensatory and other damages, punitive damages, specific performance, an injunction, a constructive trust, declaratory relief, and other equitable relief.

The Defendants had not answered the Complaint before the Complaint was dismissed.  A disagreement arose out of certain issues relating to the asset purchase agreement of Alliance Urgent Care and the employment agreement relating to Dr. Blumhoff.  All parties have since resolved any and all disagreements and have determined that it would be in the best interest of the Company and all of its stakeholders to enter into a Transition Agreement whereby the current officers and directors noted above have resigned and Dr. Blumhoff has been appointed by the remaining Board of Directors as Chief Executive Officer of the Company and Chairman of the Board of Directors.  The Complaint was dismissed with prejudice on August 15th, 2013 and Dr. Blumhoff agreed to release any claims against the Company and management.

None of the allegations made in the Complaint were adjudicated and the defendants were not found responsible for any of the allegations made in the Complaint.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1:  Transition Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2013	Capital Group Holdings, Inc. __________________________________ By: Dr. Michael Blumhoff Its: Chief Executive Officer